As filed with the Securities and Exchange Commission on September 23, 1999
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             -------------------------------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             -------------------------------------------------------

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                     11-3199437
     (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                       Identification No.)

         10 Edison Street East
          Amityville, New York                                  11701
(Address of Principal Executive Offices)                     (Zip Code)

             -------------------------------------------------------

                        1993 Incentive Stock Option Plan
                             1996 Stock Option Plan
                             1999 Stock Option Plan
                       Option Agreement With Sydney Stein
                            (Full title of the Plans)

             -------------------------------------------------------

                                  Philip Rosner
                       Chairman of the Board and President
                      Technology Flavors & Fragrances, Inc.
                              10 Edison Street East
                           Amityville, New York 11701
                     (Name and Address of Agent for Service)

                                 (516) 842-7600
          (Telephone Number, Including Area Code, of Agent for Service)

                     With copies to: Jonathan J. Russo, Esq.
                             Baer Marks & Upham LLP
                                805 Third Avenue
                            New York, New York 10022
                                 (212) 702-5700

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
Title of Securities      Amount to be       Proposed       Proposed Maximum      Amount of
to be Registered        Registered(1)        Maximum      Aggregate Offering   Registration Fee
                                         Offering Price        Price(2)
                                          Per Share(2)
-----------------------------------------------------------------------------------------------
Common stock, par      2,598,000 shares       $1.41           $3,663,180         $1,018.36
value $0.01 per share
===============================================================================================

(1) The 1993 Incentive Stock Option Plan authorizes the issuance of a maximum of 500,000 shares of common stock, of which 498,000 shares are reserved for issuance pursuant to the grant of stock options under such plan. The 1996 Stock Option Plan authorizes the issuance of a maximum of 1,000,000 shares of common stock which are reserved for issuance pursuant to the grant of stock options under such plan. The 1999 Stock Option Plan authorizes the issuance of 1,000,000 shares of common stock which are reserved for issuance pursuant to the grant of stock options under such plan. A non-plan stock option for 100,000 shares of common stock was granted to Sydney Stein, a former director.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of $1.41 per share, the average of the closing bid and ask prices of the common stock on the Nasdaq OTC Bulletin Board on September 21, 1999

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

      Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in each of the following employee benefit plans of Technology Flavors & Fragrances, Inc. ("we" or the "Company"):

      o     1993 Incentive Stock Option Plan;
      o     1996 Stock Option Plan;
      o     1999 Stock Option Plan; and
      o     Option Agreement with Sydney Stein.

      These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Item 2. Registrant Information and Employee Plan Annual Information.

      Upon the written or oral request by a participant in any of the employee benefit plans listed in Item 1 of this Part I, the Company will provide any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference into this Section 10(a) prospectus), any documents required to be delivered to participants pursuant to Rule 428(b) and other additional information about such plans. All of such documents and information will be available without charge. Any and all such requests should be directed to the Company at 10 Edison Street East, Amityville, New York 11701, telephone number (516) 842-7600, attention Corporate Secretary.

                                EXPLANATORY NOTE

      This Registration Statement has been prepared in accordance with the requirements of Form S-8 and Form S-3 pursuant to the Securities Act of 1933, as amended. The Form S-8 portion of this Registration Statement will be used for offers of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, pursuant to each of the employee benefit plans listed in Item 1 of Part I to this Registration Statement. In accordance with the Note to Part I of Form S-8, the information specified by Part I for Form S-8 has been omitted from this Registration Statement. The Reoffer Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and will be used for reofferings or resales of shares of Common Stock of the Company which are deemed to be control securities, which have been acquired or will be acquired by control persons, pursuant to each of the employee benefit plans.

                               REOFFER PROSPECTUS

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.

                  498,000 Shares of Common Stock under the 1993
      Incentive Stock Option Plan of Technology Flavors & Fragrances, Inc.

              1,000,000 Shares of Common Stock under the 1996 Stock Option Plan of Technology Flavors & Fragrances, Inc.

              1,000,000 Shares of Common Stock under the 1999 Stock Option Plan of Technology Flavors & Fragrances, Inc.

                    100,000 Shares of Common Stock under the
                       Option Agreement with Sydney Stein

      The shares of common stock, $0.01 per share (the "Common Stock"), of Technology Flavors & Fragrances, Inc. (the "Company" or "we") covered by this Reoffer Prospectus may be offered and sold to the public by stockholders of the Company (the "Selling Stockholders"), some of whom may be deemed to be "affiliates" (as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act")) of the Company. The Selling Stockholders may sell a maximum of 2,598,000 shares of Common Stock (the "Shares"). The Selling Stockholders acquired or will acquire the Shares through their exercise of stock options granted to them under the Company's 1993 Incentive Stock Option Plan (the "1993 Plan"), 1996 Stock Option Plan (the "1996 Plan"), and 1999 Stock Option Plan (the "1999 Plan") (collectively, the "Plans"), and with respect to Mr. Stein, under an option agreement he has with the Company dated April 8, 1994 (the "Stein Option").

      All or a portion of the Shares may be offered for sale, from time to time, on the Toronto Stock Exchange, the Nasdaq OTC Bulletin Board or otherwise, at prices and terms then obtainable, subject to certain limitations. However, any Shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 instead of pursuant to this Reoffer Prospectus. See "Plan of Distribution."

      We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders, but we will receive funds in connection with the exercise of stock options relating to such Shares, which funds will be used by the Company for working capital. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions, discounts and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

      Our Common Stock is listed on the Toronto Stock Exchange under the symbol "TFF", and is also quoted on the Nasdaq OTC Bulletin Board under the symbol "TFFI". The last reported sale price of the Common Stock on the Toronto Stock Exchange on September 21, 1999 was Cdn.$2.25 per share. The closing bid and ask prices of our Common Stock on the Nasdaq OTC Bulletin Board on September 21, 1999 were U.S. $1.34 and U.S. $1.47, respectively.

      See "Risk Factors" beginning on page 5 for information that should be carefully considered by prospective investors.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
         OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Reoffer Prospectus is September 23, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

AVAILABLE INFORMATION..........................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................3
PROSPECTUS SUMMARY.............................................................4
RISK FACTORS...................................................................5
FORWARD-LOOKING STATEMENTS....................................................11
USE OF PROCEEDS...............................................................11
SELLING STOCKHOLDERS..........................................................12
PLAN OF DISTRIBUTION..........................................................13
INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................14
LEGAL MATTERS.................................................................14
EXPERTS.......................................................................15

                              AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained by mail from the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-(800) SEC-0330. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. See "Incorporation of Certain Documents by Reference."

      The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act with respect to the shares of Common Stock offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all the information set forth in or annexed as exhibits to the Registration Statement. For further information with respect to the Company and the Shares of Common Stock offered by this Reoffer Prospectus, reference is made to the Registration Statement and to the financial statements, schedules and exhibits filed as part thereof or incorporated by reference herein. Copies of the Registration Statement, together with such financial statements, schedules and exhibits, may be obtained from the public reference facilities of the Commission at the addresses listed above, upon payment of the charges prescribed therefor by the Commission. Statements contained in this Reoffer Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents, each such statement being qualified in its entirety by such reference. Copies of such contracts or other documents, to the extent that they are exhibits to this Registration Statement, may be obtained from the public reference facilities of the Commission, upon the payment of the charges prescribed therefor by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference, except as superseded or modified herein:

      1. The description of the Common Stock contained in the Company's Registration Statement on Form 10-SB (File No. 0-26682), pursuant to
            Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      2. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

      3. The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1999 and June 30, 1999.

      4. The Company's Current Report on Form 8-K filed with the Commission on July 16, 1999.

      5. The Company's definitive Proxy Statement dated May 27, 1999 relating to its annual and special meeting of stockholders held on June 24, 1999.

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Reoffer Prospectus and prior to the termination of the offering of the Shares of Common Stock shall be deemed to be incorporated in and made a part of this Reoffer Prospectus by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner of Shares of Common Stock, to whom this Reoffer Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to the Company, at 10 Edison Street East, Amityville, New York 11701, telephone number (516) 842-7600, attention Corporate Secretary.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this Reoffer Prospectus. This summary is not complete and may not contain all of the information that you should consider before purchasing our Common Stock. Certain statements made in this Reoffer Prospectus constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. See "Forward-Looking Statements."

      Unless the context otherwise requires, all references to "dollars" refers to U.S. dollars.

                                   The Company

Our Business

      We develop, manufacture and market flavors and fragrances which are used in a wide variety of consumer and institutional products manufactured by other companies. Our principal product categories are natural flavors, artificial flavors and fragrances. Our products are found in beverages, baked goods, confections, cosmetics and tobacco. Our proprietary formulas are currently used in more than 1,200 products sold by more than 500 companies worldwide, approximately 50 of which are Fortune 1,000 companies.

      We sell our flavor products primarily to the beverage, food and tobacco industries. Consumer products that contain our flavor products include alcoholic and non-alcoholic beverages, confections, toothpaste, chewing gums, prepared foods, ice creams, animal feeds, candy, poultry, seafood, processed meats and tobacco. We sell our fragrance products primarily to the personal care, cosmetic and toiletry and household and industrial product industries. Consumer products that contain our fragrance products include cosmetic creams, lotions, powders, after-shave lotions, deodorants, air fresheners, perfumes, colognes, aromatherapy oils, hair care products, soaps, detergents and household cleaners.

Our History

      We were incorporated in New York in 1989 under the name Aroma Globe, Inc. In May 1991, we changed our name to Technology Flavors & Fragrances, Inc. when we acquired the assets and business of another company that owned that name. Since then, we have continued to expand our operations through acquisitions of other businesses and internal growth. In November 1993, we reincorporated in Delaware and merged with Canamerica Corp., a privately-held corporation owned by Philip Rosner, our Chairman and President and one of our principal stockholders.

      Our principal executive offices are located at 10 Edison Street East, Amityville, New York 11701, and our telephone number is (516) 842-7600.

                                  The Offering

      The Selling Stockholders may offer and sell up to 2,598,000 Shares of our Common Stock under this Reoffer Prospectus. We will not receive any of the proceeds from the sale of these Shares, but we will receive funds in connection with the exercise of stock options relating to such Shares, which funds will be used by the Company for working capital. See "Use of Proceeds" and "Selling Stockholders."

                                  Risk Factors

      Investing in our Common Stock involves significant risks. You should consider the information under the caption "Risk Factors" beginning on page 5 of this Reoffer Prospectus in deciding whether to purchase the Shares of Common Stock offered under this Reoffer Prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Purchasing the Shares of Common Stock offered by this Reoffer Prospectus involves a high degree of risk. Before purchasing our Common Stock, you should carefully consider the following risk factors and the other information contained elsewhere in this Reoffer Prospectus.

Risks Relating to Our Business

We have a history of losses and a significant amount of accumulated deficit.

      We have a history of net losses over the last six years. For each of the years ended December 31, 1998, 1997 and 1996 our net losses have been approximately $2,036,000, $648,000 and $2,538,000, respectively. However, for the six months ended June 30, 1999, we had net income of approximately $479,000. Our future growth will depend on a number of factors, including demand for our products, market acceptance of new products and prevailing economic conditions. We cannot assure you that we will be able to sustain any level of profitability in the future. Any losses that we incur in the future could be substantial and could have a material adverse effect on our Company.

We have a substantial amount of indebtedness outstanding and we may be unable to repay this indebtedness.

      As of the date of this Reoffer Prospectus, we have indebtedness of approximately $2,090,000, all of which is classified as short-term debt. The existence of this indebtedness and any indebtedness which we may incur in the future will require us to dedicate a substantial portion of our cash flow from operations to the repayment of our indebtedness, which will reduce the funds available to us for our operations and any business opportunities which may arise in the future. Our outstanding indebtedness may also impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes. Any inability to repay our indebtedness could have a significant adverse effect on the market value and marketability of our Common Stock.

      Our ability to repay interest and principal on our indebtedness will depend upon our cash flow and our ability to generate profits in the future. If we were unable to repay our indebtedness, our lender could proceed against the collateral that secures our indebtedness, which consists of substantially all of our assets. Our failure to repay our debt obligations could have a material adverse effect on the Company, and we cannot assure you that we will be able to repay our indebtedness when it becomes due and payable.

Our ability to obtain additional funding from our lender is subject to their discretion, and we do not know whether any additional financing will be available.

      We have funded our operations to date mostly through public and private sales of our shares and debt securities, as well as through the maintenance of senior, secured credit facilities. Our current revolving credit facility consists of a $3,000,000 revolving line of credit that is secured by substantially all of our assets. Our obligations under the credit facility are guaranteed by our subsidiaries. As of the date of this Reoffer Prospectus, approximately $2,090,000 was outstanding under our credit facility. Additional borrowings under our credit facility are subject to certain eligibility requirements relating to our receivables and inventories and the discretion of the lender. At June 30, 1999, we had working capital of approximately $2,389,000. Based on our current plan of operations, we believe that our working capital and expected operating revenues will provide sufficient working capital for operations for the foreseeable future. We may, however, need additional financing if we acquire any products or businesses, or for other business reasons that are not part of our current plan. Our working capital requirements depend on many factors, including:

o our ability to obtain additional funding from our lender, who may refuse our requests for additional funds even if we are otherwise in compliance with our obligations under our current $3,000,000 revolving credit facility;

o whether we are successful in continuing to generate revenues and income from operations;

o     whether we can successfully market and sell our products;

o whether marketing or other expenditures or the extent of service and customer support that we will be required to provide will be greater than expected;

o whether other opportunities arise which may require significant investment;

o     competing technological and market developments;

o whether we incur any costs involved in protecting and enforcing our proprietary rights and any litigation related thereto; and

o     the cost and availability of third-party financing.

      We cannot assure you that, if we need additional financing, it will be available on acceptable terms, or at all. If we raise money by issuing stock, or securities convertible into stock, the percentage ownership of our then stockholders will be reduced and our stockholders will experience dilution. In addition, if we do issue stock, it may have rights, preferences or privileges senior to those of our Common Stock, such as additional voting rights or rights to receive dividends. If we do not have adequate funds to satisfy our capital requirements, we may be required to limit operations significantly and we may be unable to carry out our business plan.

We are highly dependent on our management.

      The continued development of our business depends upon on our Chairman and President, Philip Rosner, our Executive Vice President, A. Gary Frumberg, and a number of our technical and sales personnel remaining with the Company. Messrs. Rosner and Frumberg each have substantial experience in the flavor and fragrance business, and the loss of their services would materially harm our Company. Although we have entered into employment agreements with Messrs. Rosner and Frumberg, we cannot assure you that they or any other of the Company's key employees will remain with the Company. Our success will also depend on our ability to attract and retain additional highly skilled personnel in all areas of our business. The competition for qualified personnel in our industry is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel.

Our intellectual property rights are not patented or registered and we face risks in protecting and enforcing these rights.

      We do not have any registered patents, trademarks or copyrights for our flavor and fragrance formulas. We rely on copyright, trademark and trade secret laws, and confidentiality and other contractual arrangements to establish and protect our proprietary rights. We cannot assure you that the steps we take will be adequate to deter misappropriation of our proprietary information, to detect any unauthorized use of our proprietary information or to prevent others from infringing upon our proprietary rights. Further, it is possible that others with whom we enter into confidentiality and other contractual arrangements designed to protect our proprietary rights may breach these agreements. In such cases, we may not have adequate remedies and our trade secrets may become known to our competitors. It is also possible that competitors may independently develop products based upon our trade secrets. Our failure or inability to protect our proprietary information could materially harm our business, financial condition or results of operations.

      Third parties may assert claims against our Company in the future relating to intellectual property infringement. These assertions may result in costly litigation and we may not prevail in such litigation. If we were required to attempt to obtain licenses from third parties claiming infringement, we cannot assure you that licenses would be available or, if available, that they would be on commercially reasonable terms. Any claim for or litigation involving intellectual property infringement could result in substantial costs and the diversion of our resources from daily operations, which could materially harm our business, financial condition or results of operations.

Product liability claims could be brought against us.

      We are vulnerable to the risk of product liability claims. While we believe we have obtained appropriate product liability insurance, we cannot assure you that such insurance will continue to be available to the Company on acceptable terms, if at all, or that such insurance will be sufficient to protect us against such claims. If we lose a product liability lawsuit, it could have a material adverse effect on our business, financial condition or reputation.

Our relationships with our customers are critical to our success.

      We cooperate with our customers in developing specific flavors and fragrances for particular end products. In doing so, we do not typically enter into agreements with our customers. Instead, we rely on the strong personal relationships we have developed with our customers. Therefore, the success of our business is reliant on our ability to maintain satisfactory relationships with our customers. We cannot assure you that we will be able to continue to maintain satisfactory relationships with our customers in the future.

      While no customer accounted for more than 10% of our revenues in 1998, in 1997 one customer did account for approximately 21% of our sales. In addition, in 1998 our top ten customers accounted for approximately 37% of our total sales. The loss of, or reduction in the sale of goods to, one or more of our customers could have a material adverse effect on our business, financial condition or results of operations.

We may be unable to obtain important raw materials.

      We utilize a significant number of different raw materials in the production of our flavors and fragrances. Considerable effort is devoted to ensuring that these ingredients remain uniform and consistent from year to year. This is a critical process because many of these raw materials are inherently unstable and/or are derived from plants that vary naturally with seasons and crop years. We purchase these raw materials from a number of different suppliers as we need them. We cannot assure you that these raw materials will continue to be available on an as-needed basis, and that their quality will be consistent from year to year. In addition, we cannot assure you that alternate sources of raw materials will be available if an interruption in the supply of raw materials from a single supplier occurs.

Our business is seasonal.

      Historically, our sales tend to be higher in the calendar quarters ending June 30 and September 30, primarily due to higher consumer demand during the spring and summer months from our beverage customers. Due to the seasonality of our business, our financial results for a particular quarter may not be indicative of our results for an entire year. If our results of operations are below the expectations of market analysts and investors, the market price of our Common Stock could be adversely affected. We cannot assure you that the seasonality of our business will not have a material adverse effect on our business, financial condition or results of operations or in the market price of our Common Stock.

We are subject to numerous governmental regulations.

      Our business involves the production of flavors for foods and beverages, the handling of alcohol and the generation, storage, transportation and disposal of hazardous wastes. Accordingly, we must comply with federal, state and local laws and regulations concerning such matters, and with laws regarding the safety and health of our employees. If we were found to be in violation of any of these laws, we could be subject to sanctions, penalties and fines, and licenses and permits which we need to operate our business could be suspended or revoked. Any such violation could have a material adverse effect on our business, financial condition or results of operations. We cannot assure you that we are or will continue to be in compliance with such laws and regulations.

The competition in our industry is intense.

      Competition among providers of flavor and fragrance products is very intense. We face competition from small and large companies that offer products which are similar to ours. Some of our competitors are International Flavors & Fragrances, Inc., Haarmann & Reimer Corporation and Firmenich, Inc. Many of our competitors have greater financial resources, more technical personnel and greater manufacturing capabilities than we have. We cannot assure you that we will be able to retain our current customers, attract new customers or generate revenue within this competitive environment.

      The industry in which we compete is subject to frequent introductions of new products and product enhancements. We cannot assure you that we will be able to develop new products or enhance existing products in a timely manner to meet market demands or that changes in consumer tastes will not have a material adverse effect on our business, financial condition or results of operations.

We face risks associated with the Year 2000.

      The Year 2000 presents potential concerns for business and consumer computing. The consequences of this issue may include systems failures and business process interruption. In addition to the well known calculation problem with the use of 2-digit date formats as the year changes from 1999 to 2000, the Year 2000 is a special case leap year which may cause similar problems in many systems unless corrected.

      In 1997, we developed a plan with respect to evaluating and upgrading our information and non-information technology systems so that such systems would be Year 2000 compliant. During the latter part of 1997, our management information systems personnel performed a comprehensive review and assessment of our systems to verify that they were Year 2000 compliant. In connection with this review, we found certain minor software applications to be non-Year 2000 compliant. In response to such findings, we upgraded our non-Year 2000 compliant software and conducted several tests, the results of which indicate that our systems are now Year 2000 compliant. The historical and currently projected costs relating to these upgrades and the testing for Year 2000 compliance are not material, and were expensed as incurred.

      We are currently making inquiries of our suppliers and customers to receive assurances that they are Year 2000 compliant. We believe that we will complete this review by the end of the third quarter of 1999. We cannot assure you that we will not be adversely affected by unanticipated Year 2000 issues, including the failure of a material supplier or customer to become Year 2000 compliant.

      We have not developed a "worst case" scenario with respect to Year 2000 issues, and we do not have a Year 2000 contingency plan other than to conduct business with alternative suppliers that we have identified as Year 2000 compliant. These alternative suppliers are companies with whom we already conduct business.

      If we, or third parties which whom we have relationships, were to cease or not successfully complete Year 2000 remediation efforts, our business could be disrupted. We believe that any disruption would not have a material adverse effect on our business, financial condition or results of operations. However, we could be materially and adversely impacted by widespread economic or financial market disruption, or by the Year 2000 computer system failures of others that may generally occur as a result of the Year 2000 issues.

Risks Relating to Share Ownership

Control by management.

      As of the date of this Reoffer Prospectus, management of the Company may be deemed to beneficially own approximately 32% of our Common Stock. Accordingly, these parties have the ability, if they act together, to effectively control our management and policies, including matters requiring stockholder approval, such as the election of directors. Their interests may conflict with the interests of other stockholders.

Effect of exercise of outstanding warrants and options.

      We are obligated to issue 1,201,250 shares of Common Stock if all of our outstanding warrants are exercised. In addition, as of the date of this Reoffer Prospectus, we have outstanding stock options to purchase an aggregate of 1,674,462 Shares of Common Stock under the Plans. The total number of shares which could be issued upon the exercise of currently outstanding warrants and options represent approximately 22.9% of our issued and outstanding shares of Common Stock as of the date of this Reoffer Prospectus. Shares of Common Stock issued as a result of the exercise of stock options will have a dilutive effect, which could be substantial, on the currently and then outstanding shares of Common Stock.

We have not paid dividends on our Common Stock.

      To date, we have not paid any dividends on our Common Stock. Whether we pay dividends in the future will be at the discretion of our Board of Directors and will depend on our operating results, financial condition, capital requirements and such other factors as our Board of Directors may deem relevant.

Market and Currency Risks

The price of our Common Stock can be volatile.

      The market price of our Common Stock has fluctuated significantly and may be affected by our operating results, changes in our business, changes in the industries in which we conduct business, and general market and economic conditions which are beyond our control. In addition, the stock markets in general have recently experienced extreme price and volume fluctuations. These fluctuations have affected stock prices of many companies without regard to their specific operating performance. The price of our Common Stock may fluctuate significantly in the future.

Our Common Stock could be delisted.

      Our Common Stock is listed on the Toronto Stock Exchange and quoted on the Nasdaq OTC Bulletin Board. We are required to satisfy the continued listing requirements of the Toronto Stock Exchange in order for our Common Stock to remain listed on such exchange. If our Common Stock was delisted from the Toronto Stock Exchange, we could not assure you that trading in our Common Stock would not be adversely affected. We cannot assure you that we will be able to satisfy these continued listing requirements in the future.

      Any delisting of our Common Stock may adversely affect your ability to dispose of, or to obtain quotations as to the market value of, our Common Stock. In addition, any delisting may cause our Common Stock to be subject to the "penny stock" regulations of the Commission or similar rules promulgated under the Ontario Securities Act, if any. Under such regulations, broker-dealers would be required to, among other things, comply with disclosure and special suitability determinations prior to the sale of our Common Stock. If our Common Stock becomes subject to these regulations, the market price of our Common Stock and your ability to dispose of it could be adversely affected.

The future sale of shares into the market may depress the market price of our Common Stock.

      As of the date of this Reoffer Prospectus, we have 12,549,623 shares of Common Stock outstanding. Future sales of shares of Common Stock, or the perception that such sales are going to occur, could cause the market price of our Common Stock to drop significantly.

      In addition, as of the date of this Reoffer Prospectus, we had outstanding stock options and warrants to purchase an aggregate of 2,875,712 shares of Common Stock. Of such number, 1,674,462 represented shares of Common Stock issuable upon the exercise of outstanding stock options, which shares are being offered hereby, and 1,201,250 represented shares issuable upon the exercise of outstanding warrants. In addition, we have available for grant under the 1996 Plan and 1999 Plan options to purchase a total of 748,538 Shares of Common Stock, which options may be granted in the future from time to time to persons eligible to participate in such plans. These options are also being registered hereunder.

In order to make offers and sales using this Reoffer Prospectus, it must be covered by applicable "Blue Sky" registration requirements.

      We believe that this Reoffer Prospectus, which is part of our registration statement, may be used by the Selling Stockholders for the sale of the Shares offered hereby for a period of nine months after the date on the cover page hereof, provided that the information contained herein (including our financial statements) is not more than 16 months old from the date of such Reoffer Prospectus and we otherwise comply with applicable securities laws. We cannot assure you, however, that our registration statement will remain effective as we intend. The value of the Shares being offered by this Reoffer Prospectus could deteriorate if a current Reoffer Prospectus covering the Shares is not part of an effective registration statement, or if the Common Stock is not registered for sale or exempt from registration in the jurisdictions governing the sales made under this Reoffer Prospectus.

                           FORWARD-LOOKING STATEMENTS

      Certain statements contained in this Reoffer Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "may," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements (or industry results, performance or achievements) expressed or implied by such forward-looking statements to be substantially different from those predicted. Such factors might include, among others, the following:

      o general economic and business conditions, both nationally and in the regions in which we operate;

      o     competition;

      o     changes in business strategy or development plans;

      o     delays in the development or testing of our products;

      o technological, manufacturing, quality control or other problems which could delay the sale of our products;

      o our inability to obtain appropriate licenses from third parties, protect our trade secrets, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;

      o     our inability to obtain sufficient financing to continue operations;
            and

      o     changes in demand for products of our customers.

      Certain of these factors are discussed in more detail elsewhere in this Reoffer Prospectus, including, without limitation, under the caption "Risk Factors".

      We do not undertake any obligation to publicly update or revise any forward-looking statements contained in this Reoffer Prospectus or incorporated by reference, whether as a result of new information, future events or otherwise. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this Reoffer Prospectus might not transpire.

                                 USE OF PROCEEDS

      All of the Shares of Common Stock are being offered by the Selling Stockholders. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders, but we will receive funds in connection with the exercise of stock options relating to such Shares. The Company will use these funds for working capital.

                              SELLING STOCKHOLDERS

      The Shares offered under this Reoffer Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who have and may in the future acquire such Shares under the Plans and the Stein Option. The Selling Stockholders named in the following table may resell all, a portion, or none of such Shares. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

      Participants under the Plans who are deemed to be "affiliates" of the Company who acquire Shares of Common Stock under the Plans may be added to the Selling Stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act.

      The following table sets forth certain information concerning the Selling Stockholders as of the date of this Reoffer Prospectus, and as adjusted to reflect the sale by the Selling Stockholders of the Shares offered hereby, assuming all of the Shares offered hereby are sold:

                                                           Percentage of Shares
                                             Number of       of Common Stock
                                            Upon Shares    Beneficially Owned(4)
                                            Exercise of    ---------------------
                            Number of      Options to be   Before       After
Name                     Shares Owned(1)   Offered(2)(3)   Offering(1)  Offering
----                     ---------------   -------------   -----------  --------

Philip Rosner(5)........   2,178,009(6)       100,000        17.4%       17.2%
A. Gary Frumberg(7).....   1,317,199          100,000        10.5        10.4
Sean Deson(8)...........     140,000          306,731         1.1         *
Werner F. Hiller(9).....     132,620          206,731         1.0         *
Irwin D. Simon(10)......     120,000          200,000         *           *
Joseph A. Gemmo(11).....     122,930          170,000         *           *
Ronald J. Dintemann(12)      154,111          120,000         1.2         *
Harvey Farber(13).......      44,732           80,000         *           *
Sydney Stein(14)........     100,000          100,000         *           *
Paul E. Hoffmann(15)....     118,837           75,000         *           *

----------
*     Represents less than 1%.

(1) Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of the date of this Reoffer Prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.

(2) Includes all outstanding options to purchase Shares of Common Stock granted to the named individuals under the Plans and the Stein Option, as the case may be, whether or not vested or exercisable within 60 days of the date of this Reoffer Prospectus. Also includes all Shares issued to such named individuals upon the exercise of options granted under the Plans and the Stein Option, as the case may be. All of such Shares are being registered hereunder. Does not include any shares that may be acquirable under future grants of options under the 1996 Plan or the 1999 Plan.

(3) Does not constitute a commitment to sell any or all of the stated number of Shares of Common Stock. The number of Shares offered shall be determined from time to time by each Selling Stockholder at his sole discretion.

(4) Based on 12,549,623 shares of Common Stock outstanding as of the date of this Reoffer Prospectus.

(5)   Mr. Rosner is the Chairman of the Board and President of the Company.

(6) Includes 36,438 shares of Common Stock owned by Mr. Rosner's spouse. Mr. Rosner disclaims beneficial ownership of the shares of Common Stock owned by his spouse.

(7)   Mr. Frumberg is a Director and the Executive Vice President of the
      Company.

(8)   Mr. Deson is a Director of the Company.

(9)   Mr. Hiller is a Director of the Company.

(10)  Mr. Simon is a Director of the Company.

(11) Mr. Gemmo is the Vice President, Chief Financial Officer, Secretary and Treasurer of the Company.

(12)  Mr. Dintemann is the Vice President--Operations of the Company.

(13)  Mr. Farber is the Senior Vice President--Flavor Division of the Company.

(14) Mr. Stein is a former Director of the Company. Mr. Stein ceased to be a Director on June 29, 1998.

(15) Mr. Hoffmann is a former Director, Secretary and Treasurer of the Company. Mr. Hoffmann ceased to be a Director in June 1996, and ceased to be Secretary and Treasurer of the Company on August 31, 1998.

                              PLAN OF DISTRIBUTION

      The sale of the Shares by the Selling Stockholders may be effected in transactions on the Toronto Stock Exchange, the Nasdaq OTC Bulletin Board, in negotiated transactions, or a combination of such methods of sale. The Shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In addition, the Shares of Common Stock covered by this Reoffer Prospectus may also be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Reoffer Prospectus. Because the Company does not satisfy the requirements for use of Form S-3 under the Securities Act, the number of Shares to be sold by any Selling Stockholder (or any person with whom such Selling Stockholders is acting in concert for the purpose of selling securities of the Company) selling "control securities" or "restricted securities" (as such terms are defined under the Securities Act), whether pursuant to this Reoffer Prospectus or otherwise, may not exceed, during any three month period, the amount specified by Rule 144(e) under the Securities Act.

      The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or through underwriters or broker-dealers who may act as agents or principals. Such underwriters or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters or broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular underwriter or broker-dealer may be in excess of customary compensation).

      We will not receive any of the proceeds from the sale of the Shares, but we will receive funds in connection with the exercise of stock options relating to such Shares. While all expenses of registration incurred in connection with this offering are being borne by the Company, all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

      Under the rules and regulations under the Exchange Act, subject to certain exceptions, any person engaged in a distribution of securities may not simultaneously engage in market making activities with respect to such securities for a period of one business day (if such securities have an average daily trading volume over a two month period of $100,000 and the public float value of the issuer's equity securities is $25 million or more) or five business days (in all other cases) prior to the day of the pricing of the securities that are the subject of the distribution. Trading in "actively traded securities" by persons other than the issuer (or selling stockholder) and affiliates is exempt from such restrictions. "Actively traded securities" are securities with an average daily trading volume of $1,000,000 issued by companies with a public float of at least $150 million. In addition, and without limiting the foregoing, the Selling Stockholders and any other person participating in such distribution will be subject to other applicable provisions of the Exchange Act, including without limitation, Rules 100 through 105 of Regulation M promulgated under the Exchange Act, which provisions may limit the timing of purchases and sales of any of the Shares of Common Stock by the Selling Stockholders and any other such person.

      There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares of Common Stock offered by them hereunder.

      An investor may only purchase the Shares of Common Stock being offered hereby if such shares are qualified for sale or are exempt from registration under the applicable securities laws of the state in which such prospective purchaser resides. We have not registered or qualified the Shares of Common Stock under any state securities laws and, unless the sale of such Shares to a particular investor is exempt from registration or qualification under applicable state securities laws, the sale of such Shares to an investor may not be effected until such Shares have been registered or qualified with applicable state securities authorities.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The General Corporation Law of the State of Delaware permits a corporation, through its certificate of incorporation, to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include breach of fiduciary duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, improper declarations of dividends and transactions from which the directors derived an improper personal benefit. Our certificate of incorporation, as amended, exonerates our directors from monetary liability to the fullest extent permitted by this statutory provision but does not restrict the availability of non-monetary and other equitable relief.

      Our certificate of incorporation, as amended, and by-laws provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

      The validity of the Shares of Common Stock offered hereby will be passed upon for the Company by Baer Marks & Upham LLP, New York, New York.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 1998, as set forth in their report, which is incorporated herein by reference. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference, except as superseded or modified herein:

      1. The description of the Common Stock contained in the Company's Registration Statement on Form 10-SB (File No. 0-26682), pursuant to
            Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      2. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

      3. The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1999 and June 30, 1999.

      4. The Company's Current Report on Form 8-K filed with the Commission on July 16, 1999.

      5. The Company's definitive Proxy Statement dated May 27, 1999 relating to its annual and special meeting of stockholders held on June 24, 1999.

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      The securities offered hereby are registered under Section 12(g) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      The General Corporation Law of the State of Delaware permits a corporation, through its certificate of incorporation, to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include breach of fiduciary duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, improper declarations of dividends and transactions from which the directors derived an improper personal benefit. The Company's certificate of incorporation, as amended, exonerates its directors from monetary liability to the fullest extent permitted by this statutory provision but does not restrict the availability of non-monetary and other equitable relief.

      The Company's certificate of incorporation, as amended, and by-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit
Number      Description
------      -----------

4.1         1993 Incentive Stock Option Plan.

4.2         1996 Stock Option Plan.

4.3         1999 Stock Option Plan.

4.4         Option Agreement between the Company and Sydney Stein dated April 8,
            1994.

5.1         Opinion of Baer Marks & Upham LLP.

23.1        Consent of Ernst & Young LLP.

23.2        Consent of Baer Marks & Upham LLP (contained in Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9. Undertakings.

      The undersigned Company hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) Include any additional or changed material information on the plan of distribution.

            (2) That, for the purpose of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of September, 1999.

                                        TECHNOLOGY FLAVORS & FRAGRANCES, INC.


                                        By: /s/ Philip Rosner
                                            ------------------------------------
                                            Philip Rosner
                                            Chairman of the Board and President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Rosner and Joseph A. Gemmo, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signature                               Title                     Date
 ---------                               -----                     ----

                            Chairman of the Board and
                            President (Principal Executive
 /s/Philip Rosner           Officer)                          September 23, 1999
 ------------------------
 Philip Rosner

                            Vice President and Chief
                            Financial Officer (Principal
                            Financial Officer and Principal
 /s/Joseph A. Gemmo         Accounting Officer)               September 23, 1999
 ------------------------
 Joseph A. Gemmo

                            Director and Executive Vice
 /s/A. Gary Frumberg        President                         September 23, 1999
 ------------------------
 A. Gary Frumberg


 /s/Sean Deson              Director                          September 23, 1999
 ------------------------
 Sean Deson


 /s/Werner F. Hiller        Director                          September 23, 1999
 ------------------------
 Werner F. Hiller


 /s/Irwin D. Simon          Director                          September 23, 1999
 ------------------------
 Irwin D. Simon

                         FORM S-8 REGISTRATION STATEMENT

                                     ITEM 8

                                    EXHIBITS

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.

                                  EXHIBIT INDEX

    Exhibit
    Number        Description
    ------        -----------

      4.1         1993 Incentive Stock Option Plan.

      4.2         1996 Stock Option Plan.

      4.3         1999 Stock Option Plan.

      4.4 Option Agreement between the Company and Sydney Stein dated April 8, 1994.

      5.1         Opinion of Baer Marks & Upham LLP.

      23.1        Consent of Ernst & Young LLP.

      23.2        Consent of Baer Marks & Upham LLP (contained in Exhibit 5.1).

      24.1 Power of Attorney (included on signature page of this Registration Statement).